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                                                                    EXHIBIT 99.1

PRESS RELEASE

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SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS:  smith-intl.com

FOR RELEASE
THURSDAY, APRIL 30, 1998

CONTACT:      JOHN J. KENNEDY
              SMITH INTERNATIONAL, INC.
              SR. VICE PRESIDENT & CHIEF FINANCIAL OFFICER
              (281) 443-3370

     SMITH INTERNATIONAL, INC. COMPLETES WILSON INDUSTRIES, INC. ACQUISITION

         HOUSTON, Texas (April 30, 1998)...Smith International, Inc. (Smith) announced that it has completed the acquisition of Wilson Industries, Inc. (Wilson) for 7.9 million shares of Smith's common stock.

         Wilson Industries is a privately held Houston based company engaged in providing materials for drilling, production, refining and petrochemical plants and pipeline operations and in supplying drilling and fishing tools and directional drilling services to the worldwide drilling and production industry. Wilson employs approximately 1,100 people. Revenues for the fiscal year ended December 31, 1997 were $605 million.

         Smith International, Inc. (NYSE, PSE: SII) is a leading supplier of premium products and services to the oil and gas exploration and production industry through its five principal business units - M-I Fluids, M-I Swaco, Smith Tool, Smith Diamond Technology, and Smith Drilling & Completions.